UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2017

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Liberty Plaza, 7th Floor, New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2017, ABM Industries Incorporated (“ABM”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Grade Sub One, Inc., a wholly owned subsidiary of ABM (“Merger Sub One”), Grade Sub Two, LLC, a wholly owned subsidiary of ABM (“Merger Sub Two”), GCA Holding Corp. (“GCA”) and the Securityholder Representative referred to therein.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement and as previously announced, ABM will acquire GCA from affiliates of Thomas H. Lee Partners, L.P. and Goldman Sachs Merchant Banking Division and the other GCA shareholders through a merger of Merger Sub One with and into GCA (the “First Merger”), with GCA continuing as the surviving corporation and a wholly owned subsidiary of ABM, followed by a merger of the surviving corporation with and into Merger Sub Two (the “Second Merger,” and, together with the First Merger, the “Mergers”), with Merger Sub Two continuing as the surviving limited liability company and a wholly owned subsidiary of ABM.

Under the terms of the Merger Agreement, ABM will acquire GCA for $851 million in cash and approximately 9.5 million shares of ABM common stock. The cash consideration is subject to customary adjustments for working capital and net debt.

Following the closing of the First Merger, affiliates of Thomas H. Lee Partners, L.P. and Goldman Sachs Merchant Banking Division will own, in the aggregate, approximately 14% of ABM’s outstanding shares and will enter into a shareholders agreement with the Company providing for, among other things, customary standstill and voting obligations, transfer restrictions and registration rights.

ABM executed a commitment letter, dated July 11, 2017, with JPMorgan Chase Bank, N.A. and BofA Merrill Lynch that provides for a four-month commitment, for up to $1.6 billion of financing. ABM plans to fund the cash portion of the purchase price and transaction expenses via its amended revolving credit facility, in addition to a five-year amortizing term loan.

Each of ABM’s and GCA’s board of directors has approved the Merger Agreement and the transactions contemplated thereby, including the Mergers, and the Merger Agreement has also been approved and adopted by the requisite shareholders of GCA. The parties’ obligations to consummate the Mergers are subject to customary closing conditions, including, among others, conditions relating to the expiration or termination of the applicable antitrust waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The parties to the Merger Agreement have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, GCA’s agreement to conduct its business in the ordinary course of business consistent with past practice between the date of the Merger Agreement and the closing, and the parties’ agreement to use reasonable best efforts to consummate the transactions. ABM has agreed to comply with all restrictions and conditions required by any governmental entity with respect to antitrust laws.

The Merger Agreement contains certain termination rights of the parties, including if (1) the closing has not occurred on or prior to November 7, 2017 and (2) the other party has breached its representations, warranties or covenants, subject to customary materiality qualifications and the ability to cure.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included in this report to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about ABM, Merger Sub One, Merger Sub Two or GCA or any of their respective subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ABM, Merger Sub One, Merger Sub Two or GCA or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ABM’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of shares of ABM common stock set forth in Item 1.01 above is incorporated herein by reference.

The issuance and sale of the shares of ABM common stock will be exempt from registration under Section 4(a)(2) of the Securities Act because the transaction does not involve a public offering. The shares of ABM common stock to be issued will be restricted securities for purposes of Rule 144 and subject to certain requirements before sale, including holding period requirements. ABM has not engaged in general solicitation or advertising with regard to the issuance and sale of the ABM common stock to be issued in the First Merger. The certificates representing the shares of common stock to be issued in the Mergers will contain a legend to the effect that such shares are not registered under the Securities Act and may not be transferred except pursuant to a registration statement which has become effective under the Securities Act or pursuant to an exemption from such registration.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated July 11, 2017, among GCA Holding Corp., ABM Industries Incorporated, Grade Sub One, Inc., Grade Sub Two, LLC and Thomas H. Lee Equity Fund VII, L.P. and Broad Street Principal Investments Holdings, L.P., acting jointly as the Securityholder Representative.

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Date:	July 13, 2017	By:	/s/ Barbara L. Smithers
Barbara L. Smithers
Vice President, Deputy General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated July 11, 2017, among GCA Holding Corp., ABM Industries Incorporated, Grade Sub One, Inc., Grade Sub Two, LLC and Thomas H. Lee Equity Fund VII, L.P. and Broad Street Principal Investments Holdings, L.P., acting jointly as the Securityholder Representative.

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.